UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2017, the board of directors (the “Board”) of JetPay Corporation (the “Company”) appointed Mr. Robert Metzger to fill the vacancy on the Board resulting from an increase in the size of the Board. Pursuant to the Company’s charter, Mr. Metzger was appointed to serve as a Class B Director, whose term expires in 2020. Mr. Metzger was determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market (“NASDAQ”) and Securities and Exchange Commission. In addition, the Board has determined that Mr. Metzger is financially sophisticated and able to read and understand fundamental financial statements.

Since April 2015, Mr. Metzger has served as Director of the Investment Banking Academy at the Gies College of Business at the University of Illinois and since January 2017, he has also been the Director of the Gies College of Business Honors Programs. In addition, he serves as a Lecturer in the Department of Finance. Since 2016, Mr. Metzger has served as a senior director at William Blair & Company, an investment bank. Mr. Metzger previously served as partner and managing director at William Blair & Company, where he was head of the Technology group from January 2011 to December 2015 and head of the Financial Services Investment Banking Group from April 2007 to December 2015. Prior to joining William Blair & Company, Mr. Metzger worked at ABN Amro Incorporated, A.T. Kearney, and Price Waterhouse. Mr. Metzger currently serves as a member of the Board of Directors and Audit Committees at WageWorks, USA Technologies, and Millennium Trust Company, and serves as a Senior Advisor of Mission OG. Mr. Metzger graduated from the University of Illinois at Urbana-Champaign with a B.S. in Accountancy and received an MBA from the Kellogg School of Management at Northwestern University.

Mr. Metzger has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person. Mr. Metzger has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Like other non-employee directors of the Company, Mr. Metzger will receive a $10,000 annual retainer to be paid in quarterly installments in arrears and a $1,000 fee for each Board meeting attended in person or by teleconference.

Item 7.01	Regulation FD Disclosure.

On November 21, 2017, the Company issued a press release announcing the election of Mr. Metzger to serve on the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description

99.1	Press Release, dated November 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

Name: Gregory M. Krzemien
Title: Chief Financial Officer